Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS SECOND QUARTER 2023 RESULTS;
QUARTERLY DIVIDEND OF $0.76 PER SHARE

	Second Quarter Results				Year to Date Results
	U.S. GAAP		Adjusted		U.S. GAAP		Adjusted
	Q2 2023	Q2 2022	Q2 2023	Q2 2022	YTD 2023	YTD 2022	YTD 2023	YTD 2022
Net Revenues ($ mm)	$499.4	$630.9	$505.1	$637.4	$1,071.6	$1,353.8	$1,082.9	$1,365.8
Operating Income ($ mm)	$57.7	$146.2	$63.4	$153.2	$164.6	$355.5	$178.9	$368.1
Net Income Attributable to Evercore Inc. ($ mm)	$37.2	$95.6	$40.4	$107.8	$120.6	$253.6	$133.6	$281.1
Diluted Earnings Per Share	$0.95	$2.33	$0.96	$2.46	$3.02	$6.13	$3.13	$6.29
Compensation Ratio	67.8%	61.7%	67.0%	61.0%	65.8%	60.5%	65.1%	59.9%
Operating Margin	11.6%	23.2%	12.6%	24.0%	15.4%	26.3%	16.5%	27.0%
Effective Tax Rate	28.9%	26.0%	29.6%	27.0%	19.8%	20.4%	20.2%	21.2%

Business and Financial Highlights	■
Second Quarter and First Half Net Revenues were $499.4 million and $1.1 billion, respectively, on a U.S. GAAP basis and $505.1 million and $1.1 billion, respectively, on an Adjusted basis. First Half 2023 Net Revenues decreased 21% on both a U.S. GAAP and an Adjusted basis versus 2022

	■	Evercore participated in two of the top three largest follow-on offerings in the quarter, including lead-left bookrunner on GE Healthcare Technologies, Inc.’s $2.2 billion follow-on offering and active bookrunner on Mobileye Global Inc.’s $1.6 billion follow-on offering, a testament to the strength of our ECM franchise

	■	Evercore advised Chevron on its $7.6 billion acquisition of PDC Energy and Arconic on its $5.2 billion sale to Apollo

	■	Our Private Capital Advisory and Fundraising business remained active among continuation funds, in which Evercore is the market leader

Talent	■	Year-to-date, 11 Advisory Senior Managing Directors have joined or committed to join Evercore, seven since our prior earnings announcement

	■	One Advisory Senior Managing Director joined Evercore in June; Giuseppe Monarchi, in our European Telecommunications group

	■	In the second quarter, an additional six Advisory Senior Managing Directors committed to join our Firm, strengthening our coverage in European Telecommunications, Technology, Sponsors, Industrials, Business Services and Real Estate

	■	One Equities Senior Managing Director joined Evercore ISI in June; Michael Binetti, covering Department Stores and Specialty Retail

Capital Return	■	Quarterly dividend of $0.76 per share

	■	Returned $418.7 million to shareholders during the first six months of 2023 through dividends and repurchases of 2.7 million shares at an average price of $128.01

NEW YORK, July 26, 2023 – Evercore Inc. (NYSE: EVR) today announced its results for the second quarter ended June 30, 2023.

LEADERSHIP COMMENTARY

John S. Weinberg, Chairman and Chief Executive Officer, "We continue to focus on serving our clients. It has been an extraordinary time to recruit exceptional talent and we are proud of our hiring success so far this year, positioning the Firm for when the market recovers."

Roger C. Altman, Founder and Senior Chairman, "This year, taking advantage of our momentum, Evercore has done more external hiring at the Senior Managing Director level than at any time in the Firm’s history. Together with the extraordinary talent we already had, this means that our productive capacity going forward will be considerably higher than ever before."

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Business Segments:

Evercore's business results are categorized into two segments: Investment Banking & Equities and Investment Management. Investment Banking & Equities includes providing advice to clients on mergers, acquisitions, divestitures and other strategic corporate transactions, as well as services related to securities underwriting, private placement services and commissions for agency-based equity trading services and equity research. Investment Management includes Wealth Management and interests in private equity funds which are not managed by the Company, as well as advising third-party investors through affiliates. See pages A-2 to A-7 for further information and reconciliations of these segment results to our U.S. GAAP consolidated results.

Non-GAAP Measures:

Throughout this release certain information is presented on an adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units into Class A shares. Evercore believes that the disclosed adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Special Charges, Including Business Realignment Costs, have been excluded from Adjusted Net Income Attributable to Evercore Inc. These charges in 2023 relate to the write-off of non-recoverable assets in connection with the wind-down of the Company's operations in Mexico.

Evercore's Adjusted Diluted Shares Outstanding for the three and six months ended June 30, 2023 were higher than U.S. GAAP as a result of the inclusion of certain Evercore LP Units and Unvested Restricted Stock Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three and six months ended June 30, 2022 are included in pages A-2 to A-7.

Selected Financial Data – U.S. GAAP Results

The following is a discussion of Evercore's consolidated results on a U.S. GAAP basis. See pages A-4 to A-6 for our business segment results.

Net Revenues

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2023	June 30, 2022	% Change	June 30, 2023	June 30, 2022	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees	$374,556	$576,245	(35%)	$837,118	$1,200,809	(30%)
Underwriting Fees	38,200	13,516	183%	61,083	49,822	23%
Commissions and Related Revenue	50,048	52,485	(5%)	98,113	103,383	(5%)
Investment Management:
Asset Management and Administration Fees	16,575	15,968	4%	32,533	33,083	(2%)
Other Revenue, net	20,040	(27,297)	NM	42,715	(33,326)	NM
Net Revenues	$499,419	$630,917	(21%)	$1,071,562	$1,353,771	(21%)

	Three Months Ended			Six Months Ended
	June 30, 2023	June 30, 2022	% Change	June 30, 2023	June 30, 2022	% Change
Total Number of Fees from Advisory and Underwriting Client Transactions(1)	236	217	9%	360	354	2%
Total Number of Fees of at Least $1 million from Advisory and Underwriting Client Transactions(1)	77	100	(23%)	155	186	(17%)

Total Number of Underwriting Transactions(1)	15	7	114%	29	21	38%
Total Number of Underwriting Transactions as a Bookrunner(1)	14	5	180%	26	18	44%

1. Includes Equity and Debt Underwriting Transactions.

	As of June 30,
	2023	2022	% Change
Assets Under Management ($ mm)(1)	$11,488	$10,462	10%

1. Assets Under Management reflect end of period amounts from our consolidated Wealth Management business.

Advisory Fees – Second quarter Advisory Fees decreased $201.7 million, or 35%, year-over-year, and year-to-date Advisory Fees decreased $363.7 million, or 30%, year-over-year, primarily reflecting a decline in revenue earned from large transactions during 2023.

Underwriting Fees – Second quarter Underwriting Fees increased $24.7 million, or 183%, year-over-year, and year-to-date Underwriting Fees increased $11.3 million, or 23%, year-over-year, reflecting an increase in the number of transactions we participated in due to the increase in overall market issuances.

Commissions and Related Revenue – Second quarter Commissions and Related Revenue decreased $2.4 million, or 5%, year-over-year, and year-to-date Commissions and Related Revenue decreased $5.3 million, or 5%, year-over-year, primarily reflecting lower trading revenues.

Asset Management and Administration Fees – Second quarter Asset Management and Administration Fees increased $0.6 million, or 4%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 10%, primarily from market appreciation. Year-to-date

Asset Management and Administration Fees decreased $0.6 million, or 2%, year-over-year, driven by a decrease in fees from Wealth Management clients.

Other Revenue – Second quarter Other Revenue, net, increased $47.3 million year-over-year, primarily reflecting a shift from losses of $26.4 million in the second quarter of 2022 to gains of $12.2 million in the second quarter of 2023 on our investment funds portfolio due to overall market appreciation, as well as higher returns on our fixed income investment portfolios, which primarily consist of U.S. treasury bills. Year-to-date Other Revenue, net, increased $76.0 million year-over-year, primarily reflecting a shift from losses of $31.5 million in 2022 to gains of $22.3 million in 2023 on our investment funds portfolio due to overall market appreciation, as well as higher returns on our fixed income investment portfolios, which primarily consist of U.S. treasury bills. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program.

Expenses

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2023	June 30, 2022	% Change	June 30, 2023	June 30, 2022	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$338,374	$388,971	(13%)	$705,246	$818,706	(14%)
Compensation Ratio	67.8%	61.7%		65.8%	60.5%
Non-Compensation Costs	$103,329	$95,232	9%	$198,775	$178,987	11%
Non-Compensation Ratio	20.7%	15.1%		18.6%	13.2%
Special Charges, Including Business Realignment Costs	$—	$532	NM	$2,921	$532	449%

Employee Compensation and Benefits – Second quarter Employee Compensation and Benefits decreased $50.6 million, or 13%, year-over-year, reflecting a compensation ratio of 67.8% for the second quarter of 2023 versus 61.7% for the prior year period. The Compensation Ratio was impacted by lower net revenues, as described above, during the current year period compared to the prior year period. The decrease in Employee Compensation and Benefits compared to the prior year period principally reflects a lower accrual for incentive compensation, partially offset by higher amortization of prior period deferred compensation awards and higher base salaries. Year-to-date Employee Compensation and Benefits decreased $113.5 million, or 14%, year-over-year, reflecting a year-to-date compensation ratio of 65.8% versus 60.5% for the prior year period. The Compensation Ratio was impacted by lower net revenues, as described above, during the current year period compared to the prior year period. The decrease in Employee Compensation and Benefits compared to the prior year period principally reflects a lower accrual for incentive compensation, partially offset by higher amortization of prior period deferred compensation awards and higher base salaries. See "Deferred Compensation" for more information.

Non-Compensation Costs – Second quarter Non-Compensation Costs increased $8.1 million, or 9%, year-over-year, primarily driven by an increase in communications and information services, reflecting higher license fees and research expenses, as well as an increase in travel and related expenses and charitable contributions made to the Evercore Foundation in the second quarter of 2023. The second quarter Non-Compensation ratio of 20.7% increased from 15.1% for the prior year period. Year-to-date Non-Compensation Costs increased $19.8 million, or 11%, year-over-year, primarily driven by increases in travel and related expenses and bad debt expense, as well as charitable contributions made to the Evercore Foundation in 2023. The year-to-date Non-Compensation ratio of 18.6% increased from 13.2% for the prior year period. The Non-Compensation Ratio was also impacted by lower net revenues, as described above, during the current year period compared to the prior year period.

Special Charges, Including Business Realignment Costs – Year-to-date 2023 Special Charges, Including Business Realignment Costs, relate to the write-off of non-recoverable assets in connection with the wind-down of the Company's operations in Mexico.

Second quarter and year-to-date 2022 Special Charges, Including Business Realignment Costs, relate to charges associated with the prepayment of the Company's $67 million aggregate principal amount of its 5.23% Series B senior notes, originally due March 30, 2023 (the "Series B Notes"), during the second quarter, as well as certain professional fees related to the wind-down of the Company's operations in Mexico.

Effective Tax Rate

The second quarter effective tax rate was 28.9% versus 26.0% for the prior year period. The year-to-date effective tax rate was 19.8% versus 20.4% for the prior year period. The effective tax rate is principally impacted by the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The year-to-date provision for income taxes for 2023 reflects an additional tax benefit of $13.8 million versus $19.8 million for the prior year period, due to the net impact associated with the appreciation in our share price upon vesting of employee share-based awards above the original grant price.

Selected Financial Data – Adjusted Results

The following is a discussion of Evercore's consolidated results on an Adjusted basis. See pages 3 and A-2 to A-7 for further information and reconciliations of these metrics to our U.S. GAAP results. See pages A-4 to A-6 for our business segment results.

Adjusted Net Revenues

	Adjusted
	Three Months Ended			Six Months Ended
	June 30, 2023	June 30, 2022	% Change	June 30, 2023	June 30, 2022	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees(1)	$374,699	$576,409	(35%)	$837,332	$1,201,347	(30%)
Underwriting Fees	38,200	13,516	183%	61,083	49,822	23%
Commissions and Related Revenue	50,048	52,485	(5%)	98,113	103,383	(5%)
Investment Management:
Asset Management and Administration Fees(2)	17,974	18,078	(1%)	35,329	37,331	(5%)
Other Revenue, net	24,221	(23,039)	NM	51,067	(26,112)	NM
Net Revenues	$505,142	$637,449	(21%)	$1,082,924	$1,365,771	(21%)

1. Advisory Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investments in Luminis and Seneca Evercore of $0.1 million and $0.2 million for the three and six months ended June 30, 2023, respectively, and $0.2 million and $0.5 million for the three and six months ended June 30, 2022, respectively.
2. Asset Management and Administration Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investments in Atalanta Sosnoff and ABS of $1.4 million and $2.8 million for the three and six months ended June 30, 2023, respectively, and $2.1 million and $4.2 million for the three and six months ended June 30, 2022, respectively.

See page 4 for additional business metrics.

Advisory Fees – Second quarter adjusted Advisory Fees decreased $201.7 million, or 35%, year-over-year, and year-to-date adjusted Advisory Fees decreased $364.0 million, or 30%, year-over-year, primarily reflecting a decline in revenue earned from large transactions during 2023.

Underwriting Fees – Second quarter Underwriting Fees increased $24.7 million, or 183%, year-over-year, and year-to-date Underwriting Fees increased $11.3 million, or 23%, year-over-year, reflecting an increase in the number of transactions we participated in due to the increase in overall market issuances.

Commissions and Related Revenue – Second quarter Commissions and Related Revenue decreased $2.4 million, or 5%, year-over-year, and year-to-date Commissions and Related Revenue decreased $5.3 million, or 5%, year-over-year, primarily reflecting lower trading revenues.

Asset Management and Administration Fees – Second quarter adjusted Asset Management and Administration Fees decreased $0.1 million, or 1%, year-over-year, attributed to a 34% decrease in equity in earnings of affiliates, primarily driven by lower income earned by Atalanta Sosnoff in the second quarter of 2023, partially offset by an increase in fees from Wealth Management clients. Year-to-date adjusted Asset Management and Administration Fees decreased $2.0 million, or 5%, year-over-year, primarily driven by a 34% decrease in equity in earnings of affiliates, primarily driven by lower income earned by Atalanta Sosnoff in 2023. The decrease was also attributed to a decrease in fees from Wealth Management clients.

Other Revenue – Second quarter adjusted Other Revenue, net, increased $47.3 million year-over-year, primarily reflecting a shift from losses of $26.4 million in the second quarter of 2022 to gains of $12.2 million in the second quarter of 2023 on our investment funds portfolio due to overall market appreciation, as well as higher returns on our fixed income investment portfolios, which primarily consist of U.S.

treasury bills. Year-to-date adjusted Other Revenue, net, increased $77.2 million year-over-year, primarily reflecting a shift from losses of $31.5 million in 2022 to gains of $22.3 million in 2023 on our investment funds portfolio due to overall market appreciation, as well as higher returns on our fixed income investment portfolios, which primarily consist of U.S. treasury bills. The investment funds portfolio is used as an economic hedge against our deferred cash compensation program.

Adjusted Expenses

	Adjusted
	Three Months Ended			Six Months Ended
	June 30, 2023	June 30, 2022	% Change	June 30, 2023	June 30, 2022	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$338,374	$388,971	(13%)	$705,246	$818,706	(14%)
Compensation Ratio	67.0%	61.0%		65.1%	59.9%
Non-Compensation Costs	$103,329	$95,232	9%	$198,775	$178,987	11%
Non-Compensation Ratio	20.5%	14.9%		18.4%	13.1%

Employee Compensation and Benefits – Second quarter adjusted Employee Compensation and Benefits decreased $50.6 million, or 13%, year-over-year, reflecting an adjusted compensation ratio of 67.0% for the second quarter of 2023 versus 61.0% for the prior year period. The adjusted Compensation Ratio was impacted by lower net revenues, as described above, during the current year period compared to the prior year period. The decrease in Employee Compensation and Benefits compared to the prior year period principally reflects a lower accrual for incentive compensation, partially offset by higher amortization of prior period deferred compensation awards and higher base salaries. Year-to-date adjusted Employee Compensation and Benefits decreased $113.5 million, or 14%, year-over-year, reflecting a year-to-date adjusted compensation ratio of 65.1% versus 59.9% for the prior year period. The adjusted Compensation Ratio was impacted by lower net revenues, as described above, during the current year period compared to the prior year period. The decrease in Employee Compensation and Benefits compared to the prior year period principally reflects a lower accrual for incentive compensation, partially offset by higher amortization of prior period deferred compensation awards and higher base salaries. See "Deferred Compensation" for more information.

Non-Compensation Costs – Second quarter adjusted Non-Compensation Costs increased $8.1 million, or 9%, year-over-year, primarily driven by an increase in communications and information services, reflecting higher license fees and research expenses, as well as an increase in travel and related expenses and charitable contributions made to the Evercore Foundation in the second quarter of 2023. The second quarter adjusted Non-Compensation ratio of 20.5% increased from 14.9% for the prior year period. Year-to-date adjusted Non-Compensation Costs increased $19.8 million, or 11%, year-over-year, primarily driven by increases in travel and related expenses and bad debt expense, as well as charitable contributions made to the Evercore Foundation in 2023. The year-to-date adjusted Non-Compensation ratio of 18.4% increased from 13.1% for the prior year period. The Non-Compensation Ratio was also impacted by lower net revenues, as described above, during the current year period compared to the prior year period.

Adjusted Effective Tax Rate

The second quarter adjusted effective tax rate was 29.6% versus 27.0% for the prior year period. The year-to-date adjusted effective tax rate was 20.2% versus 21.2% for the prior year period. The adjusted effective tax rate is principally impacted by the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The year-to-date adjusted provision for income taxes for 2023 reflects an additional tax benefit of $14.7 million versus

$20.3 million for the prior year period, due to the net impact associated with the appreciation in our share price upon vesting of employee share-based awards above the original grant price.

Liquidity

The Company continues to maintain a strong balance sheet. As of June 30, 2023, cash and cash equivalents were $520.6 million, investment securities and certificates of deposit were $962.1 million and current assets exceeded current liabilities by $1.5 billion. Amounts due related to the Notes Payable were $373.6 million at June 30, 2023.

Headcount

As of June 30, 2023 and 2022, the Company employed approximately 2,245 and 2,135 people, respectively, worldwide.

As of June 30, 2023 and 2022, the Company employed 182(1) and 174(2) total Senior Managing Directors, respectively, in its Investment Banking & Equities segment, of which 142(1) and 134(2), respectively, were Advisory Senior Managing Directors.

(1) Senior Managing Director headcount as of June 30, 2023, adjusted to include seven additional Advisory Senior Managing Directors committed to join and to exclude for a known departure of one Advisory Senior Managing Director.
(2) Senior Managing Director headcount as of June 30, 2022, adjusted to include four additional Advisory Senior Managing Directors that joined in the third and fourth quarters of 2022.

Deferred Compensation

Year-to-date, the Company granted to certain employees 2.4 million unvested restricted stock units ("RSUs") (which were primarily granted in conjunction with the 2022 bonus awards) with a grant date fair value of $328.6 million.

In addition, year-to-date, the Company granted $163 million of deferred cash awards to certain employees, related to our deferred cash compensation program, principally pursuant to 2022 bonus awards.

The Company recognized compensation expense related to RSUs and our deferred cash compensation program of $123.9 million and $230.7 million for the three and six months ended June 30, 2023, respectively, and $96.3 million and $187.5 million for the three and six months ended June 30, 2022, respectively.

As of June 30, 2023, the Company had 5.9 million unvested RSUs with an aggregate grant date fair value of $739.3 million. RSUs are expensed over the service period of the award, subject to retirement eligibility, and generally vest over four years.

As of June 30, 2023, the Company expects to pay an aggregate of $366.3 million related to our deferred cash compensation program at various dates through 2027, subject to certain vesting events. Amounts due pursuant to this program are expensed over the service period of the award, subject to retirement eligibility, and are reflected in Accrued Compensation and Benefits, a component of current liabilities.

Capital Return Transactions

On July 25, 2023, the Board of Directors of Evercore declared a quarterly dividend of $0.76 per share to be paid on September 8, 2023 to common stockholders of record on August 25, 2023.

During the second quarter, the Company repurchased 21 thousand shares from employees for the net settlement of stock-based compensation awards at an average price per share of $109.04, and 0.5 million shares at an average price per share of $111.29 in open market transactions pursuant to the Company's share repurchase program. The aggregate 0.5 million shares were acquired at an average price per share of $111.20. Year-to-date, the Company repurchased 0.9 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $131.27, and 1.8 million shares at an average price per share of $126.27 in open market transactions pursuant to the Company's share repurchase program. The aggregate 2.7 million shares were acquired at an average price per share of $128.01.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, July 26, 2023, accessible via telephone and webcast. Investors and analysts may participate in the live conference call by dialing (800) 225-9448 (toll-free domestic) or (203) 518-9708 (international); passcode: EVRQ223. Please register at least 10 minutes before the conference call begins.

A live audio webcast of the conference call will be available on the For Investors section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in the Americas, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:	Katy Haber
Head of Investor Relations & ESG
InvestorRelations@Evercore.com

Media Contacts:	Jamie Easton
Head of Communications & External Affairs
Communications@Evercore.com

Shree Dhond / Zach Kouwe
Dukas Linden Public Relations
Evercore@DLPR.com
(646) 722-6531

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflects how management views its operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in the following pages.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this release are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2022, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND SIX MONTHS ENDED JUNE 30, 2023 AND 2022
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenues
Investment Banking & Equities:
Advisory Fees	$374,556	$576,245	$837,118	$1,200,809
Underwriting Fees	38,200	13,516	61,083	49,822
Commissions and Related Revenue	50,048	52,485	98,113	103,383
Asset Management and Administration Fees	16,575	15,968	32,533	33,083
Other Revenue, Including Interest and Investments	24,221	(23,039)	51,067	(24,818)
Total Revenues	503,600	635,175	1,079,914	1,362,279
Interest Expense(1)	4,181	4,258	8,352	8,508
Net Revenues	499,419	630,917	1,071,562	1,353,771

Expenses
Employee Compensation and Benefits	338,374	388,971	705,246	818,706
Occupancy and Equipment Rental	21,521	19,608	41,900	38,785
Professional Fees	27,465	27,767	51,602	51,913
Travel and Related Expenses	17,422	14,786	32,625	22,612
Communications and Information Services	17,836	14,384	33,571	30,412
Depreciation and Amortization	5,952	6,597	12,525	13,707
Execution, Clearing and Custody Fees	2,965	2,631	5,730	5,428
Special Charges, Including Business Realignment Costs	—	532	2,921	532
Other Operating Expenses	10,168	9,459	20,822	16,130
Total Expenses	441,703	484,735	906,942	998,225

Income Before Income from Equity Method Investments and Income Taxes	57,716	146,182	164,620	355,546
Income from Equity Method Investments	1,542	2,274	3,010	4,786
Income Before Income Taxes	59,258	148,456	167,630	360,332
Provision for Income Taxes	17,097	38,562	33,228	73,344
Net Income	42,161	109,894	134,402	286,988
Net Income Attributable to Noncontrolling Interest	4,956	14,267	13,819	33,345
Net Income Attributable to Evercore Inc.	$37,205	$95,627	$120,583	$253,643

Net Income Attributable to Evercore Inc. Common Shareholders	$37,205	$95,627	$120,583	$253,643

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	38,211	39,834	38,360	39,507
Diluted	39,288	41,108	39,863	41,395

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$0.97	$2.40	$3.14	$6.42
Diluted	$0.95	$2.33	$3.02	$6.13

(1)Includes interest expense on long-term debt.

Adjusted Results
Throughout the discussion of Evercore's business and elsewhere in this release, information is presented on an Adjusted basis, which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units, as well as Unvested Restricted Stock Units, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking & Equities and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
1.Assumed Exchange of Evercore LP Units into Class A Shares. The Adjusted results assume substantially all Evercore LP Units have been exchanged for Class A shares. Accordingly, the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of substantially all of these previously granted equity interests and IPO related restricted stock units, and thus the Adjusted results reflect their exchange into Class A shares.
2.Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:
a.Gain on Sale of Interests in ABS. The gain on the sale of a portion of the Company's interests in ABS in the first quarter of 2022 is excluded from the Adjusted presentation.
3.Special Charges, Including Business Realignment Costs. Expenses during 2023 that are excluded from the Adjusted presentation relate to the write-off of non-recoverable assets in connection with the wind-down of the Company's operations in Mexico. Expenses during 2022 that are excluded from the Adjusted presentation relate to charges associated with the prepayment of the Company's Series B Notes during the second quarter, as well as certain professional fees related to the wind-down of the Company's operations in Mexico.
4.Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
5.Presentation of Interest Expense. The Adjusted results present Adjusted Investment Banking & Equities Operating Income before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.
6.Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a useful presentation.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net Revenues - U.S. GAAP	$499,419	$630,917	$1,071,562	$1,353,771
Income from Equity Method Investments (1)	1,542	2,274	3,010	4,786
Interest Expense on Debt (2)	4,181	4,258	8,352	8,508
Gain on Sale of Interests in ABS (3)	—	—	—	(1,294)
Net Revenues - Adjusted	$505,142	$637,449	$1,082,924	$1,365,771

Other Revenue, net - U.S. GAAP	$20,040	$(27,297)	$42,715	$(33,326)
Interest Expense on Debt (2)	4,181	4,258	8,352	8,508
Gain on Sale of Interests in ABS (3)	—	—	—	(1,294)
Other Revenue, net - Adjusted	$24,221	$(23,039)	$51,067	$(26,112)

Operating Income - U.S. GAAP	$57,716	$146,182	$164,620	$355,546
Income from Equity Method Investments (1)	1,542	2,274	3,010	4,786
Pre-Tax Income - U.S. GAAP	59,258	148,456	167,630	360,332
Gain on Sale of Interests in ABS (3)	—	—	—	(1,294)
Special Charges, Including Business Realignment Costs (4)	—	532	2,921	532
Pre-Tax Income - Adjusted	59,258	148,988	170,551	359,570
Interest Expense on Debt (2)	4,181	4,258	8,352	8,508
Operating Income - Adjusted	$63,439	$153,246	$178,903	$368,078

Provision for Income Taxes - U.S. GAAP	$17,097	$38,562	$33,228	$73,344
Income Taxes (5)	426	1,597	1,200	2,740
Provision for Income Taxes - Adjusted	$17,523	$40,159	$34,428	$76,084

Net Income Attributable to Evercore Inc. - U.S. GAAP	$37,205	$95,627	$120,583	$253,643
Gain on Sale of Interests in ABS (3)	—	—	—	(1,294)
Special Charges, Including Business Realignment Costs (4)	—	532	2,921	532
Income Taxes (5)	(426)	(1,597)	(1,200)	(2,740)
Noncontrolling Interest (6)	3,583	13,264	11,309	30,996
Net Income Attributable to Evercore Inc. - Adjusted	$40,362	$107,826	$133,613	$281,137

Diluted Shares Outstanding - U.S. GAAP	39,288	41,108	39,863	41,395
LP Units (7)	2,815	2,656	2,785	3,296
Unvested Restricted Stock Units - Event Based (7)	12	12	12	12
Diluted Shares Outstanding - Adjusted	42,115	43,776	42,660	44,703

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$0.95	$2.33	$3.02	$6.13
Diluted Earnings Per Share - Adjusted	$0.96	$2.46	$3.13	$6.29

Operating Margin - U.S. GAAP	11.6%	23.2%	15.4%	26.3%
Operating Margin - Adjusted	12.6%	24.0%	16.5%	27.0%

Effective Tax Rate - U.S. GAAP	28.9%	26.0%	19.8%	20.4%
Effective Tax Rate - Adjusted	29.6%	27.0%	20.2%	21.2%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended June 30, 2023				Six Months Ended June 30, 2023
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$374,556	$143	(1)	$374,699	$837,118	$214	(1)	$837,332
Underwriting Fees	38,200	—		38,200	61,083	—		61,083
Commissions and Related Revenue	50,048	—		50,048	98,113	—		98,113
Other Revenue, net	19,442	4,181	(2)	23,623	40,743	8,352	(2)	49,095
Net Revenues	482,246	4,324		486,570	1,037,057	8,566		1,045,623

Expenses:
Employee Compensation and Benefits	328,498	—		328,498	685,569	—		685,569
Non-Compensation Costs	99,846	—		99,846	191,855	—		191,855
Special Charges, Including Business Realignment Costs	—	—		—	2,921	(2,921)	(4)	—
Total Expenses	428,344	—		428,344	880,345	(2,921)		877,424

Operating Income (a)	$53,902	$4,324		$58,226	$156,712	$11,487		$168,199

Compensation Ratio (b)	68.1%			67.5%	66.1%			65.6%
Operating Margin (b)	11.2%			12.0%	15.1%			16.1%

	Investment Management Segment
	Three Months Ended June 30, 2023				Six Months Ended June 30, 2023
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$16,575	$1,399	(1)	$17,974	$32,533	$2,796	(1)	$35,329
Other Revenue, net	598	—		598	1,972	—		1,972
Net Revenues	17,173	1,399		18,572	34,505	2,796		37,301

Expenses:
Employee Compensation and Benefits	9,876	—		9,876	19,677	—		19,677
Non-Compensation Costs	3,483	—		3,483	6,920	—		6,920
Total Expenses	13,359	—		13,359	26,597	—		26,597

Operating Income (a)	$3,814	$1,399		$5,213	$7,908	$2,796		$10,704

Compensation Ratio (b)	57.5%			53.2%	57.0%			52.8%
Operating Margin (b)	22.2%			28.1%	22.9%			28.7%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended June 30, 2022				Six Months Ended June 30, 2022
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$576,245	$164	(1)	$576,409	$1,200,809	$538	(1)	$1,201,347
Underwriting Fees	13,516	—		13,516	49,822	—		49,822
Commissions and Related Revenue	52,485	—		52,485	103,383	—		103,383
Other Revenue, net	(26,996)	4,258	(2)	(22,738)	(34,463)	8,508	(2)	(25,955)
Net Revenues	615,250	4,422		619,672	1,319,551	9,046		1,328,597

Expenses:
Employee Compensation and Benefits	378,797	—		378,797	798,726	—		798,726
Non-Compensation Costs	91,743	—		91,743	172,386	—		172,386
Special Charges, Including Business Realignment Costs	532	(532)	(4)	—	532	(532)	(4)	—
Total Expenses	471,072	(532)		470,540	971,644	(532)		971,112

Operating Income (a)	$144,178	$4,954		$149,132	$347,907	$9,578		$357,485

Compensation Ratio (b)	61.6%			61.1%	60.5%			60.1%
Operating Margin (b)	23.4%			24.1%	26.4%			26.9%

	Investment Management Segment
	Three Months Ended June 30, 2022				Six Months Ended June 30, 2022
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$15,968	$2,110	(1)	$18,078	$33,083	$4,248	(1)	$37,331
Other Revenue, net	(301)	—		(301)	1,137	(1,294)	(3)	(157)
Net Revenues	15,667	2,110		17,777	34,220	2,954		37,174

Expenses:
Employee Compensation and Benefits	10,174	—		10,174	19,980	—		19,980
Non-Compensation Costs	3,489	—		3,489	6,601	—		6,601
Total Expenses	13,663	—		13,663	26,581	—		26,581

Operating Income (a)	$2,004	$2,110		$4,114	$7,639	$2,954		$10,593

Compensation Ratio (b)	64.9%			57.2%	58.4%			53.7%
Operating Margin (b)	12.8%			23.1%	22.3%			28.5%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT AND CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Investment Banking & Equities
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$374,556	$576,245	$837,118	$1,200,809
Underwriting Fees	38,200	13,516	61,083	49,822
Commissions and Related Revenue	50,048	52,485	98,113	103,383
Other Revenue, net	19,442	(26,996)	40,743	(34,463)
Net Revenues	482,246	615,250	1,037,057	1,319,551

Expenses:
Employee Compensation and Benefits	328,498	378,797	685,569	798,726
Non-Compensation Costs	99,846	91,743	191,855	172,386
Special Charges, Including Business Realignment Costs	—	532	2,921	532
Total Expenses	428,344	471,072	880,345	971,644

Operating Income (a)	$53,902	$144,178	$156,712	$347,907

Investment Management
Net Revenues:
Asset Management and Administration Fees	$16,575	$15,968	$32,533	$33,083
Other Revenue, net	598	(301)	1,972	1,137
Net Revenues	17,173	15,667	34,505	34,220

Expenses:
Employee Compensation and Benefits	9,876	10,174	19,677	19,980
Non-Compensation Costs	3,483	3,489	6,920	6,601
Total Expenses	13,359	13,663	26,597	26,581

Operating Income (a)	$3,814	$2,004	$7,908	$7,639

Total
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$374,556	$576,245	$837,118	$1,200,809
Underwriting Fees	38,200	13,516	61,083	49,822
Commissions and Related Revenue	50,048	52,485	98,113	103,383
Asset Management and Administration Fees	16,575	15,968	32,533	33,083
Other Revenue, net	20,040	(27,297)	42,715	(33,326)
Net Revenues	499,419	630,917	1,071,562	1,353,771

Expenses:
Employee Compensation and Benefits	338,374	388,971	705,246	818,706
Non-Compensation Costs	103,329	95,232	198,775	178,987
Special Charges, Including Business Realignment Costs	—	532	2,921	532
Total Expenses	441,703	484,735	906,942	998,225

Operating Income (a)	$57,716	$146,182	$164,620	$355,546

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.
(2)Interest Expense on Debt is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis.
(3)The gain on the sale of a portion of the Company's interests in ABS in the first quarter of 2022 is excluded from the Adjusted presentation.
(4)Expenses during 2023 that are excluded from the Adjusted presentation relate to the write-off of non-recoverable assets in connection with the wind-down of the Company's operations in Mexico. Expenses during 2022 that are excluded from the Adjusted presentation relate to charges associated with the prepayment of the Company's Series B Notes during the second quarter, as well as certain professional fees related to the wind-down of the Company's operations in Mexico.
(5)Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
(6)Reflects an adjustment to eliminate noncontrolling interest related to substantially all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.
(7)Assumes the exchange into Class A shares of substantially all Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.